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                       NATIONAL MEDICAL ENTERPRISES, INC.

                       BOARD OF DIRECTORS RETIREMENT PLAN


                            Effective January 1, 1985


                                    Section 1

                              STATEMENT OF PURPOSE

     The Board of Directors Retirement Plan (the "Plan") of National Medical Enterprises, Inc. ("NME") has been adopted by the members of the Board of Directors of NME who are employees of the Company to attract, retain, motivate and provide financial security to members of the Board of Directors who are not employees of the Company (the "Participants").

                                    Section 2

                                   DEFINITIONS

     2.1 AGREEMENT. "Agreement" means a written agreement substantially in the form of Exhibit A between NME and a Participant.

     2.2 ANNUAL BOARD RETAINER. "Annual Board Retainer" means the total annual retainer paid to the Director by NME for Service on NME's Board of Directors, excluding any separate fees paid for meeting attendance or service on any committees of the Board of Directors.

     2.3 COMMITTEE. "Committee" means the members of the Executive Committee of the Board of Directors of NME who are employees of the Company.

     2.4 COMPANY. "Company" means National Medical Enterprises and its Subsidiaries.

     2.5 CHANGE OF CONTROL. "Change of Control" shall be deemed to have occurred if (a) any person as such term is used in Sections 13(c) and 14(d)(2) of the Securities Exchange Act of 1934, or as amended, is or becomes the beneficial owner directly or indirectly of securities of NME representing thirty percent or more of the combined voting power of NME's then outstanding securities, or (b) during any two-year period after January 1, 1985, individuals who at the beginning

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of such period constitute the Board of Directors of NME cease for any reason other than death or disability to constitute a majority of the Board.

     2.6 DIRECTOR. A "Director" is any member of the board of Directors of NME who is not an employee of the Company who enters into an Agreement to participate in this Plan.

     2.7 ELIGIBLE CHILDREN. "Eligible Children" means all natural or adopted children of a Participant under the age of 21, including any child conceived prior to the death of a Participant.

     2.8 FINAL ANNUAL BOARD RETAINER. "Final Annual Board Retainer" means the Annual Board Retainer being paid to a Director at the time of his Termination of Service on the Board of Directors of NME.

     2.9 NORMAL RETIREMENT. "Normal Retirement" means any Termination of Service during the life of a Participant on or after the date on which the Participant attains age 65 and completes ten Years of Service as a Director, including service before and after January 1, 1985.

     2.10 PARTICIPANT. "Participant" shall include any Director who is not a participant in the NME Supplemental Executive Retirement Plan and who, with the permission of the Committee, enters into an Agreement to participate in this Plan.

     2.11 SERVICE.  "Service" refers to service as a Director of NME.

     2.12 SUBSIDIARY. A "Subsidiary" of the Company is any corporation, partnership, venture or other entity in which the Company owns 50% of the capital stock or otherwise has a controlling interest as determined by the Committee, in its sole and absolute discretion.

     2.13 SURVIVING SPOUSE. "Surviving Spouse" means the person legally married to the Participant for at least one year prior to the Participant's death or Termination of Service.

     2.14 TERMINATION OF SERVICE. "Termination of Service" means the ceasing of the Participant's service as a Director of NME any reason whatsoever, whether voluntarily or involuntarily.

     2.15 YEAR.  A "Year" is a period of twelve consecutive calendar months.

     2.16 YEAR OF SERVICE. "Year of Service" means each complete year of Service as a Director of NME. Years of Service shall be deemed to have begun as of the first day of the calendar month of service and to have ceased on the last day of the calendar month of service.

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                                    Section 3

                               RETIREMENT BENEFITS

     3.1  NORMAL RETIREMENT BENEFIT.

          (a) Upon a Participant's Normal Retirement, NME agrees to pay to the Participant an annual Normal Retirement Benefit for ten years in an amount equal to his Final Annual Board Retainer, provided the Normal Retirement Benefit shall not exceed $25,000 (Annual Board Retainer in 1985) increased by a compounded rate of six percent per year from 1985 to the year of the Participant's Termination of Service.

          (b) If a Participant who is receiving a Normal Retirement Benefit dies, his Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.4 and 3.5) the installments of the Participant's Normal Retirement Benefit for the remainder of the ten year period.

          (c) If a Participant dies while serving as a Director of NME, his Surviving Spouse or Eligible Children shall be entitled at Participant's death to receive (in accordance with Section 3.4 and 3.5) the installments of the Normal Retirement Benefit which would have been payable to the Participant in accordance with Section 3.1(a) for a period of ten years.

     3.2 VESTING OF RETIREMENT BENEFIT. A Participant's interest in his Retirement Benefit shall, subject to Section 5.5, vest in accordance with the following schedule:

          Years of Service
            After 1/1/85                  Vested Benefit
          ----------------                --------------
          Less than 5                           0%
                    5                          50%
                    6                          60%
                    7                          70%
                    8                          80%
                    9                          90%
                   10                         100%

     Years of Service shall only include Service after January 1, 1985. Notwithstanding the foregoing, a Participant who is at least 65 years old and who has completed at least ten Years of Service (including Service before and after January 1, 1985) will, subject to Section 5.5, be fully vested in his Retirement Benefit.

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     3.3  TERMINATION BENEFIT.  Upon any Termination of Service of the
Participant before Normal Retirement for any reason other than death after the Participant has completed at least five Years of Service subsequent to January 1, 1985, NME shall pay to the Participant, commencing upon Termination of Service or at age 65, whichever is later, a Retirement Benefit determined under Sections 3.1 and 3.2, but with the following adjustments:

          (a) Only the Participant's actual Years of Service (excluding Service before January 1, 1985) as of the date of his Termination of Service shall be used.

          (b) For purposes of determining the Final Annual Board Retainer, as used in Section 3.1, the Annual Board Retainer in effect on the date of the Participant's Termination of Service shall be used, and the maximum Retirement Benefit shall be determined based on the year of the Participant's Termination of Service.

          (c) (i) If a Participant dies after commencement of payment of his Retirement Benefit under this Section 3.3, the Surviving Spouse or Eligible Children shall be entitled at Participant's death to receive (in accordance with Sections
                    3.4 and 3.5) the Participant's Retirement Benefit for the remainder of the ten year period.

               (ii) If a Participant, who has a vested interest under Section
                    3.2, dies after Termination of Service but at death is not receiving any Retirement Benefits under this Plan, the Surviving Spouse or Eligible Children shall be entitled at Participant's death to receive (in accordance with Sections
                    3.4 and 3.5) the installments of the Retirement Benefit which would have been payable to the Participant if he had retired on the day before he died based on his vested interest under Section 3.2.

     3.4 DURATION OF BENEFIT PAYMENT. Retirement Benefits shall be paid monthly over a period of ten years.

          Surviving Spouse payments shall be paid monthly over the remainder of the ten year period.

          Eligible Children Benefit payments shall be paid monthly over the remainder of the ten year period, but not beyond the date when the youngest of the Eligible Children reaches age 21.

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     3.5  RECIPIENTS OF BENEFIT PAYMENTS.  If a Participant dies without a
Surviving Spouse but is survived by any Eligible Children, then benefits will be paid to the Eligible Children or their legal guardian, if applicable. The total monthly benefit payment will be equal to the monthly benefit that a Surviving Spouse would have received, which will be paid in equal shares to each of the Eligible Children until the youngest of the Eligible Children attains age 21.

          If the Surviving Spouse dies after the death of the Participant but is survived by Eligible Children, then the total monthly benefit previously paid to the Surviving Spouse will be paid in equal shares to each of the Eligible Children until the youngest of the Eligible Children attains age 21. When any of the Eligible Children reaches age 21, his share will be reallocated equally to the remaining Eligible Children.

     3.6 CHANGE OF CONTROL. In the event of a Change of Control of NME while this Plan remains in effect which results in a Participant's Termination of Service as a Director of NME or a Participant's failure to be reelected as a Director of NME when his term of office expires, (i) a Participants Retirement Benefit hereunder will be fully vested in the Participant without regard to his Years of Service with NME and (ii) notwithstanding any other provisions of this Plan, a Participant will be entitled to receive the full Normal Retirement Benefit commencing at age 65.

                                    Section 4

                                     PAYMENT

     4.1 COMMENCEMENT OF PAYMENTS. Payments under this Plan shall begin not later than the first day of the calendar month following the occurrence of an event which entitles a Participant (or his Surviving Spouse or Eligible Children) to payments under this Plan.

     4.2 WITHHOLDING; UNEMPLOYMENT TAXES. To the extent required by the law in effect at the time payments are made, NME shall report all payments hereunder and shall withhold therefrom any taxes required to be withheld by the Federal or any state or local government.

     4.3 RECIPIENTS OF PAYMENTS. All payments to be made by NME under this Plan shall be made to the Participant during his lifetime. All subsequent payments under the Plan shall be made by NME to the Participant's Surviving Spouse, Eligible Children or their guardian, if applicable.

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     4.4  NO OTHER BENEFITS.  NME shall pay no benefits hereunder to the
Participant, his Surviving Spouse, Eligible Children or their legal guardian, if applicable, by reason of Termination of Service or otherwise, except as specifically provided herein.

                                    Section 5

                         CONDITIONS RELATED TO BENEFITS

     5.1 ADMINISTRATION OF PLAN. The Committee has been authorized to administer the Plan and to interpret, construe and apply its provisions in accordance with its terms. The Committee shall administer the Plan and shall establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Committee shall be by vote or written consent of the majority of its members and shall be final and binding.

     5.2 NO RIGHT TO ASSETS. Neither a Participant nor any other person shall acquire by reason of the Plan any rights in or title to any assets, funds or property of NME and its subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which NME, in its sole discretion, may set aside in anticipation of a liability hereunder. No trust shall be created in accordance with or by the execution or adoption of this Plan or any Agreement with a Participant, and any benefits which become payable hereunder shall be paid from the general assets of NME. A Participant shall have only an unsecured contractual right to the amounts, if any, payable hereunder.

     5.3 NO TENURE RIGHTS. Nothing herein shall constitute a contract of continuing service or in any manner obligate NME to continue the Service of a Director, or obligate a Director to continue in the Service of NME, and nothing herein shall be construed as fixing or regulating the compensation paid to a Director.

     5.4 RIGHT TO TERMINATE OR AMEND. Except during any two year period after any Change of Control of NME, NME reserves the sole right to terminate the Plan at any time and to terminate an Agreement with any Participant at any time. In the event of termination of the Plan or of a Participant's Agreement, a Participant shall be entitled only to the vested portion of his accrued benefits under Section 3 of the Plan as of the time of the termination of the Plan or his Agreement. All further vesting and benefit accrual shall cease on the date of termination of the Plan or his

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Agreement.  Benefits will be paid in the amounts specified and will commence at the time specified in Section 3 as appropriate. NME further reserves the right in its sole discretion to amend the Plan in any respect except that Plan benefits cannot be reduced during any two year period after any Change of Control of NME. No amendment of the Plan (whether there has or has not been a Change of Control of NME) that reduces the value of the benefit theretofore accrued and vested by the Participant shall be effective.

     5.5 ELIGIBILITY. Eligibility to participate in the Plan is expressly conditional upon a Director's furnishing to NME certain information and taking physical examinations and such other relevant action as may be reasonably requested by NME. Any Participant who refuses to provide such information or to take such action shall not be enrolled as or shall thereupon cease to be a Participant under the Plan. Any Participant who commits suicide during the two-year period beginning on the date of his Agreement, or who makes any material misstatement of information or non-disclosure of medical history, will not receive any benefits hereunder unless, in the sole discretion of the Committee, benefits in a reduced amount are awarded.

     5.6 OFFSET. If at the time payments or installments of payments are to be made hereunder, any Participant or his Surviving Spouse or both are indebted to NME or its Subsidiaries, then the payments remaining to be made to the Participant or his Surviving Spouse or both may, at the discretion of the Committee, be reduced by the amount of such indebtedness; provided, however, that an election by the Committee not to reduce any such payment or payments shall not constitute a waiver of any claim for such indebtedness.

     5.7 CONDITIONS PRECEDENT. No Retirement Benefits will be payable hereunder to any Participant (i) whose Service with NME is terminated because of his willful misconduct or gross negligence in the performance of his duties or
(ii) who within three years after Termination of Service becomes an employee, director or consultant to any third party engaged in any line of business in competition with the Company that accounts for more than ten percent of the gross revenues of the Company taken as a whole.

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                                    Section 6

                                  MISCELLANEOUS

     6.1 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any person's bankruptcy or insolvency.

     6.2 GENDER AND NUMBER. Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.

     6.3 NOTICE. Any notice required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of NME, directed to the attention of the Secretary of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

     6.4 VALIDITY. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

     6.5 APPLICABLE LAW. This Plan shall be governed and construed in accordance with the laws of the State of California.

     6.6 SUCCESSORS IN INTEREST. This Plan shall inure to the benefit of, be binding upon, and be enforceable by, any corporate successor to NME or successor to substantially all of the assets of NME.

     6.7 NO REPRESENTATION ON TAX MATTERS. NME makes no representation to Participants regarding current or future income tax ramifications of the Plan.

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                                                                       EXHIBIT A

                       NATIONAL MEDICAL ENTERPRISES, INC.

                  BOARD OF DIRECTORS RETIREMENT PLAN AGREEMENT

     THIS AGREEMENT is made and entered into at Los Angeles, California, as of the first day of January, 1985, by and between National Medical Enterprises, Inc. ("NME") and ______________

("Director").

     WHEREAS, NME has adopted a Board of Directors Retirement Plan (the "Plan"); and

     WHEREAS, since he presently serves as a member of the Board of Directors of NME and is not an employee of the Company, the Director is eligible to participate in the Plan; and

     WHEREAS, the Plan requires that an agreement be entered into between NME and Director setting out certain terms and benefits of the plan as they apply to the Director;

     NOW, THEREFORE, NME and the Director hereby agree as follows:

     1. The Plan, a copy of which is attached, is hereby incorporated into and made a part of this Agreement as though set forth in full herein. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, including but not limited to the non-assignability provisions of Section
6.1 of the Plan.

     2. The Director was born on _______________, 19___, and his or her present service as a member of the Board of Directors of NME began on _______________, 19___.

     3. This Agreement shall inure to the benefit of, and be binding upon, NME, its successors and assigns, and the Director and his or her Surviving Spouse and Eligible Children.

     IN WITNESS WHEREOF, the parties hereto have signed and entered into this Agreement on and as of the date first above written.

                              NATIONAL MEDICAL ENTERPRISES, INC.

                              By
                                  ------------------------------------
                              Its
                                  ------------------------------------

                                  ------------------------------------
                                  Director